As filed with the Securities and Exchange Commission on April 26, 2018
Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
___________________________________

EOG RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	47-0684736
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1111 Bagby, Sky Lobby 2 Houston, Texas (Address of Principal Executive Offices)	77002 (Zip Code)

EOG RESOURCES, INC. EMPLOYEE STOCK PURCHASE PLAN
(As Amended and Restated Effective January 1, 2018)
(Full title of the plan)
___________________________________

Michael P. Donaldson
Executive Vice President, General Counsel and Corporate Secretary
EOG Resources, Inc.
1111 Bagby, Sky Lobby 2
Houston, Texas 77002
(Name and address of agent for service)

713-651-7000
(Telephone number, including area code, of agent for service)

With Copy to:
John Goodgame
Akin Gump Strauss Hauer & Feld LLP
1111 Louisiana Street, 44th Floor
Houston, Texas 77002
(713) 220-5800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒ Accelerated filer ☐
Non-accelerated filer ☐ Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Calculation of Registration Fee
Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.01 per share	2,500,000 shares	$113.60	$284,000,000.00	$35,358.00

(1)
In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement on Form S-8 shall be deemed to cover any additional shares of Common Stock that become issuable under the EOG Resources, Inc. Employee Stock Purchase Plan (As Amended and Restated Effective January 1, 2018) by reason of any stock split, stock dividend or other similar transaction.

(2)
Pursuant to Rule 457(c) and (h), the proposed maximum offering price is estimated, solely for the purpose of determining the registration fee, on the basis of the average of the high and low prices of the Common Stock on the New York Stock Exchange on April 19, 2018.

____________________

This Registration Statement is being filed, in accordance with General Instruction E to Form S-8, to register additional shares of Common Stock for issuance under the EOG Resources, Inc. Employee Stock Purchase Plan (As Amended and Restated Effective January 1, 2018). The contents of the Registrant's Form S-8 Registration Statements (Nos. 333-62256 and 333-166518) relating to the same employee benefit plan (i.e., the EOG Resources, Inc. Employee Stock Purchase Plan (as amended) prior to the amendment and restatement thereof) are incorporated by reference in this Registration Statement, except to the extent modified hereby.

The following information and exhibits are filed as part of this Registration Statement, in accordance with General Instruction E to Form S-8:
PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are hereby incorporated by reference in this Registration Statement; provided, however, that no information furnished under either Item 2.02 or Item 7.01 (or any exhibits related thereto under Item 9.01) of any Current Report on Form 8-K is incorporated by reference in this Registration Statement:

1.The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Commission on February 27, 2018; and

2.The description of the Registrant’s Common Stock, par value $.01 per share, contained in the Registration Statement on Form 8-A of the Registrant filed with the Commission on August 29, 1989.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (as amended) subsequent to the date of the filing hereof and prior to the filing of a post‑effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that no information furnished under either Item 2.02 or Item 7.01 (or any exhibits related thereto under Item 9.01) of any Current Report on Form 8-K shall be deemed to be incorporated by reference in this Registration Statement or to be a part hereof.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 8. Exhibits.

4.1(a)
Restated Certificate of Incorporation, dated September 3, 1987 (incorporated by reference to Exhibit 3.1(a) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2008) (SEC File No. 001-09743).

4.1(b)
Certificate of Amendment of Restated Certificate of Incorporation, dated May 5, 1993 (incorporated by reference to Exhibit 4.1(b) to the Registrant’s Registration Statement on Form S-8, SEC File No. 33-52201, filed February 8, 1994).

4.1(c)
Certificate of Amendment of Restated Certificate of Incorporation, dated June 14, 1994 (incorporated by reference to Exhibit 4.1(c) to the Registrant’s Registration Statement on Form S-8, SEC File No. 33-58103, filed March 15, 1995).

4.1(d)
Certificate of Amendment of Restated Certificate of Incorporation, dated June 11, 1996 (incorporated by reference to Exhibit 3(d) to the Registrant’s Registration Statement on Form S-3, SEC File No. 333-09919, filed August 9, 1996).

4.1(e)
Certificate of Amendment of Restated Certificate of Incorporation, dated May 7, 1997 (incorporated by reference to Exhibit 3(e) to the Registrant’s Registration Statement on Form S-3, SEC File No. 333-44785, filed January 23, 1998).

4.1(f)
Certificate of Ownership and Merger Merging EOG Resources, Inc. into Enron Oil & Gas Company, dated August 26, 1999 (incorporated by reference to Exhibit 3.1(f) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1999) (SEC File No. 001-09743).

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4.1(g)
Certificate of Designations of Series E Junior Participating Preferred Stock, dated February 14, 2000 (incorporated by reference to Exhibit 2 to EOG’s Registration Statement on Form 8-A, SEC File No. 001-09743, filed February 18, 2000).

4.1(h)
Certificate of Elimination of the Fixed Rate Cumulative Perpetual Senior Preferred Stock, Series A, dated September 13, 2000 (incorporated by reference to Exhibit 3.1(j) to EOG’s Registration Statement on Form S-3, SEC File No. 333-46858, filed September 28, 2000).

4.1(i)
Certificate of Elimination of the Flexible Money Market Cumulative Preferred Stock, Series C, dated September 13, 2000 (incorporated by reference to Exhibit 3.1(k) to EOG’s Registration Statement on Form S-3, SEC File No. 333-46858, filed September 28, 2000).

4.1(j)
Certificate of Elimination of the Flexible Money Market Cumulative Preferred Stock, Series D, dated February 24, 2005 (incorporated by reference to Exhibit 3.1(k) to EOG’s Annual Report on Form 10-K for the year ended December 31, 2004) (SEC File No. 001-09743).

4.1(k)
Amended Certificate of Designations of Series E Junior Participating Preferred Stock, dated March 7, 2005 (incorporated by reference to Exhibit 3.1(m) to EOG's Annual Report on Form 10-K for the year ended December 31, 2007) (SEC File No. 001-09743).

4.1(l)
Certificate of Amendment of Restated Certificate of Incorporation, dated May 3, 2005 (incorporated by reference to Exhibit 3.1(1) to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005) (SEC File No. 001-09743).

4.1(m)
Certificate of Elimination of Fixed Rate Cumulative Perpetual Senior Preferred Stock, Series B, dated March 6, 2008 (incorporated by reference to Exhibit 3.1 to EOG’s Current Report on Form 8-K, filed March 6, 2008) (SEC File No. 001-09743).

4.1(n)
Certificate of Amendment of Restated Certificate of Incorporation, dated April 28, 2017 (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K, filed May 2, 2017) (SEC File No. 001-09743).

4.2
Bylaws, dated August 23, 1989, as amended and restated effective as of September 22, 2015 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed September 28, 2015) (SEC File No. 001-09743).

4.3
Specimen of Certificate evidencing EOG's Common Stock (incorporated by reference to Exhibit 3.3 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1999) (SEC File No. 001-09743).

4.4(a)*	EOG Resources, Inc. Employee Stock Purchase Plan (As Amended and Restated Effective January 1, 2018).

4.4(b)	EOG Resources, Inc. Employee Stock Purchase Plan (incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-8, SEC File No. 333-62256, filed June 4, 2001).

4.4(c)
Amendment to EOG Resources, Inc. Employee Stock Purchase Plan, dated effective as of January 1, 2010 (incorporated by reference to Exhibit 4.3(b) to the Registrant’s Registration Statement on Form S-8, SEC File No. 333-166518, filed May 4, 2010).

5.1*	Opinion of Akin, Gump, Strauss, Hauer, & Feld LLP.

23.1*	Consent of Deloitte & Touche LLP.

23.2*	Consent of Akin, Gump, Strauss, Hauer, & Feld LLP (included in Exhibit 5.1 to this Registration Statement).

23.3*	Consent of DeGolyer and MacNaughton.

24.1*	Certain Powers of Attorney.

*Exhibits filed herewith

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SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 26, 2018.

EOG RESOURCES, INC. (Registrant)

/s/ TIMOTHY K. DRIGGERS Timothy K. Driggers Executive Vice President and Chief Financial Officer (Principal Financial Officer and Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	/s/ WILLIAM R. THOMAS	Chairman of the Board, Chief Executive Officer (Principal Executive	April 26, 2018
	(William R. Thomas)	Officer) and Director

	/s/ TIMOTHY K. DRIGGERS	Executive Vice President and Chief Financial Officer	April 26, 2018
	(Timothy K. Driggers)	(Principal Financial Officer)

	/s/ ANN D. JANSSEN	Senior Vice President and Chief Accounting Officer	April 26, 2018
	(Ann D. Janssen)	(Principal Accounting Officer)

	*	Director	April 26, 2018
(Janet F. Clark)

	*	Director	April 26, 2018
(Charles R. Crisp)

	*	Director	April 26, 2018
(Robert P. Daniels)

	*	Director	April 26, 2018
(James C. Day)

	*	Director	April 26, 2018
(C. Christopher Gaut)

	*	Director	April 26, 2018
(Donald F. Textor)

	*	Director	April 26, 2018
(Frank G. Wisner)

*By:	/s/ MICHAEL P. DONALDSON	Attorney-in-Fact	April 26, 2018
(Michael P. Donaldson)
(Attorney-in-fact for persons indicated)

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